Exhibit 99.1

Q4 – 2020 INVESTOR PRESENTATION

FORWARD-LOOKING STATEMENTS 2 This presentation contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain words such as “anticipate,” “believe,” “can,” “would,” “should,” “could,” “may,” “predict,” “seek,” “potential,” “will,” “estimate,” “target,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “intend” or similar expressions that relate to the Company’s strategy, plans or intentions. Forward-looking statements involve certain important risks, uncertainties and other factors, any of which could cause actual results to differ materially from those in such statements. Such factors include, without limitation, the “Risk Factors” referenced in our most recent Form 10-K filed with the Securities and Exchange Commission (SEC), other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, and the following factors: ability to execute our business strategy; business and economic conditions; effects of a prolonged government shutdown; economic, market, operational, liquidity, credit and interest rate risks associated with the Company’s business; effects of any changes in trade, monetary and fiscal policies and laws; changes imposed by regulatory agencies to increase capital standards; effects of inflation, as well as, interest rate, securities market and monetary supply fluctuations; changes in the economy or supply-demand imbalances affecting local real estate values; changes in consumer spending, borrowings and savings habits; with respect to our mortgage business, the inability to negotiate fees with investors for the purchase or our loans or our obligation to indemnify purchasers or repurchase related loans; the Company’s ability to identify potential candidates for, consummate, integrate and realize operating efficiencies from, acquisitions, consolidations and other expansion opportunities; the Company's ability to realize anticipated benefits from enhancements or updates to its core operating systems from time to time without significant change in client service or risk to the Company's control environment; the Company's dependence on information technology and telecommunications systems of third party service providers and the risk of systems failures, interruptions or breaches of security; the Company’s ability to achieve organic loan and deposit growth and the composition of such growth; changes in sources and uses of funds; increased competition in the financial services industry; the effect of changes in accounting policies and practices; the share price of the Company’s stock; the Company's ability to realize deferred tax assets or the need for a valuation allowance; continued consolidation in the financial services industry; ability to maintain or increase market share and control expenses; costs and effects of changes in laws and regulations and of other legal and regulatory developments; technological changes; the timely development and acceptance of new products and services; the Company’s continued ability to attract, hire and maintain qualified personnel; ability to implement and/or improve operational management and other internal risk controls and processes and reporting system and procedures; regulatory limitations on dividends from the Company's bank subsidiary; changes in estimates of future loan reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; widespread natural and other disasters, pandemics, dislocations, political instability, acts of war or terrorist activities, cyberattacks or international hostilities; adverse effects due to the novel Coronavirus Disease 2019 (COVID-19) on the Company and its clients, counterparties, employees, and third- party service providers, and the adverse impacts on our business, financial position, results of operations, and prospects; impact of reputational risk; and success at managing the risks involved in the foregoing items. The Company can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this press release, and the Company does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Further Information: This presentation should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes thereto included in our Form 10-K and quarterly reports.

ABOUT NON-GAAP FINANCIAL MEASURES Certain of the financial measures and ratios we present, including “average tangible assets,” “return on average tangible assets,” “average tangible common equity,” “return on average tangible common equity,” “tangible common equity to tangible assets,” “adjusted efficiency ratio,” “adjusted net income,” “adjusted earnings per share – diluted,” “adjusted return on average tangible assets,” “adjusted return on average tangible common equity,” and “fully taxable equivalent” metrics, are supplemental measures that are not required by, nor presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non- GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the appendix. 3

WELL-POSITIONED TO SUPPORT OUR CLIENTS AND NAVIGATE UNCERTAIN MARKETS 4 ‒ Fast and comprehensive COVID-19 response to: .. Protect the health and safety of our associates .. Ensure the safety and soundness of the bank .. Act on every opportunity to prudently support our clients and communities ‒ Well-positioned with strong capital and ample liquidity ‒ High-quality balance sheet with well-diversified loan portfolio and no-risk investment portfolio ‒ Immediate proactive outreach to business and commercial clients ‒ Experienced management team and proven board of directors

SUPPORTING ASSOCIATES, CLIENTS & COMMUNITIES ASSOCIATES CLIENTS COMMUNITIES Provided premium pay for banking center and operations teams Implemented appointment-only services in lobbies, and maintained drive-thru services Providing two weeks paid time off for COVID-19 illness and quarantines Waiving medical plan cost- sharing and co-pays for COVID- 19 testing and treatment Funded $359 million in SBA Paycheck Protection Program loans for 2,164 clients, saving an estimated 39,500 jobs in our communities Assisting with PPP loan forgiveness applications achieving 50% forgiveness as of 12/31/2020 Working with business and consumer clients who have requested payment relief, customized to their needs and circumstances Assisted clients with direct deposit set-up to expedite CARES Act Economic Stimulus Payments Donated to nonprofits making masks and hand sanitizer for healthcare workers and first responders Supporting nonprofits whose fundraising events are negatively impacted due to social distancing Sponsored the National Financial Bee for students, enriching virtual learning that will improve their financial acumen 5

RECENT RECOGNITION Fortress Balance Sheet Robust Profitability Positioned in Attractive Markets Premium Valuation #1 Largest Publicly Traded Bank HQ’ed in Colorado #1 Through #5 Market Presence in All Top 5 Best Places to Live(1) #3 Colorado Market Share (Among Local Banks)(2) #8 Missouri Market Share (Among Local Banks)(2) Consistently Regarded as a Top Tier Bank #1 Colorado Small Bank in 2021 Sources: S&P Global Market Intelligence (1)U.S. News, published 10/13/2020 (2)Deposit data as of 6/30/2020. Figures include banks headquartered in respective state (3)Represents a three-year annualized total shareholder return based on data reported by Fortune (10/2020) (4)US Small Business Administration Colorado District Office From FORTUNE. © 2020 FORTUNE Media IP Limited All rights reserved. Used under license.      U.S.News: Best Places to Live Rankings 6 #62 of 100 In total value creation(3) 2020 Job Creation Lender of the Year(4) #86 &

7 Q4-2020 COMPANY HIGHLIGHTS

2020 FINANCIAL HIGHLIGHTS CAPITAL RATIOS 14.7% Common Equity Tier 1 Ratio LIQUIDITY Loan to deposit ratio of 77% NET INCOME $88.6 million TRANSACTION DEPOSIT GROWTH 15.3% annualized linked quarter ACL / LOANS 1.37% 1.43% excluding PPP loans EXPENSE 60.6% efficiency ratio FTE(1) ‒ Strong capital levels with $365 million in excess capital over 7.0% common equity tier 1 risk-based regulatory requirement ‒ Ample liquidity with access to $2.2 billion in readily available funds ‒ Relationship-based banking provides for strong core deposit base ‒ 37% of deposit balances in non-interest bearing deposits ‒ Full-year net charge offs just six basis points; decreasing levels of non-accrual loans to total loans from prior year; credit loss allowance increased by 53% since 12/31/19 ‒ Record 2020 full-year net income of $88.6 million, a 10.2% increase over 2019 and a third consecutive year of double digit growth ‒ Remain very focused on expense management; in January 2021 announced the consolidation of seven banking centers to be substantially completed by Q2 2021 8 (1)Represents a non-GAAP financial measure. See Appendix for a reconciliation of these measures.

REGULATORY CAPITAL 9 – $365 million in excess capital over 7.0% common equity tier 1 risk-based regulatory requirement – Double-leverage ratio just 88.3% – Holding company cash reserves of $91 million sufficient to support 12 quarters of shareholder dividend payouts TIER 1 LEVERAGE 10.7% COMMON EQUITY TIER 1 RISK-BASED 14.7% TIER 1 RISK-BASED 14.7% TOTAL RISK-BASED 15.8% TANGIBLE COMMON EQUITY TO TANGIBLE ASSETS(1) 10.8% Capital Ratios – 4Q20 (1)Represents a non-GAAP financial measure. See Appendix for a reconciliation of these measures.

LIQUIDITY As of 12/31/2020 ($ in millions) On-Balance Sheet Liquidity Cash $527.1 Unencumbered Securities 513.9 Total On-Balance Sheet Liquidity 1,041.0 Off-Balance Sheet Liquidity FHLB Facility 932.5 Other 210.6 Total Off-Balance Sheet Liquidity 1,143.1 Total Readily Available Funds $2,184.1 10

COMPANY HIGHLIGHTS

Headquarters	Denver, CO
Banking Centers[4]	89
Listing	NYSE: NBHC
BALANCE SHEET	**4Q20**
Total Assets (mm)	$6,660
Total Loans (mm)	$4,354
Total Deposits (mm)	$5,676
KEY RATIOS	**2020**
Common Equity Tier 1	14.7%
Tier 1 Leverage	10.7%
ROATA[1]	1.44% / 1.47%[2]
ROATCE[1]	13.27% / 13.54%[2]
Net Interest Margin FTE[1]	3.42%
Loan / Deposit Ratio	77%
ACL / Loans	1.37% / 1.43%[3]
Efficiency Ratio FTE[1]	60.6% / 59.9%[2]

[1]Represents a non-GAAP financial measure. See Appendix for a reconciliation of these measures.
[2]Adjusted for banking center consolidation-related expense. See Appendix for a reconciliation of this non-GAAP measure.
[3]Adjusted for PPP loans
[4]As of February 5th, 2021

ATTRACTIVE MARKETS



Community Banks of Colorado

45 banking centers
- Front Range contributed 96% of Colorado's population growth between 2010 and 2015 [1]
- #1 in Labor Supply (*Forbes*)
- #4 Best Economy in the U.S. (*USA Today*)
- #9 Best State for Business (*Forbes*)

Hillcrest Bank

2 commercial banking locations in Texas

1 banking center in Utah

5 banking centers in New Mexico
- Dallas: #3 Fastest Growing City (*U.S. Census Bureau*)
- Utah: #1 Best Economy in the U.S. (*USA Today*)
- Utah: #3 Best State for Business (*Forbes*)

Bank Midwest

36 banking centers
- Overland Park, KS - central hub for the #1 county in Kansas by household income and projected population growth[2]
- Overland Park, KS #7 on "2020 Top 100 Best Places to Live" *(Livability)*
- Kansas City, MO #90 on "2020 Top 100 Best Places to Live" *(Livability)*
- Kansas City, MO #11 Best City for Jobs in 2018 *(CBS MoneyWatch)*

[1]Colorado State Demography Office – "Colorado's 2016 Population & Economic Overview"
[2]Ranking based on aggregate population growth for 2019-2024

National Bank Holdings CORPORATION

11

(50%) (40%) (30%) (20%) (10%) 0% 10% 20% 30% 40% 12/31/17 03/31/18 06/30/18 09/30/18 12/31/18 03/31/19 06/30/19 09/30/19 12/31/19 03/31/20 06/30/20 09/30/20 12/31/20 NBHC KRX Regional Bank Index SHAREHOLDER RETURNS $0.22 $0.34 $0.54 $0.75 $0.80 2016 2017 2018 2019 2020 Source: S&P Global Market Intelligence, FactSet Research Systems, Bloomberg; market data as of 12/31/2020 (1)Index of approximately 50 regional banks tracked by KBW 7.5% (6.7%) Total Shareholder Returns Since 2017 (Through 12/31/2020) Historical Dividend Per Share (1) CAGR: 38% 30 - 40% of core earnings Dividend Payout Ratio Target 12

FINANCIAL PERFORMANCE

PROFITABLE STEADY GROWTH $9.2 $4.9 $23.1 $14.6 $61.5 $81.1 $20.4 $6.3 YE14 YE15 YE16 YE17 YE18 YE19 YE20 Net Income Non-Adjusted Adjusted $0.22 $0.14 $0.79 $0.53 $1.95 $2.57 $2.85 YE14 YE15 YE16 YE17 YE18 YE19 YE20 EPS (Fully Diluted) Non-Adjusted Adjusted ($ in millions) 0.19% 0.10% 0.50% 0.31% 1.10% 1.38% 1.40% YE14 YE15 YE16 YE17 YE18 YE19 YE20 ROAA 85.4% 84.3% 68.8% 68.6% 68.6% 61.2% 60.6% YE14 YE15 YE16 YE17 YE18 YE19 YE20 Efficiency Ratio FTE(1) (1)Represents a non-GAAP financial measure. See Appendix for a reconciliation of these measures. 14 $88.6 $1.8 $35.0 $67.8 (1) (1) (1) $0.06 $0.21 $2.16 (1) (1) $0.73 $1.26 (1) $2.91 $90.4 $19.5 $23.1 $53.7 $54.7 $83.4 $112.9 $132.1 YE14 YE15 YE16 YE17 YE18 YE19 YE20 Pre-Provision Net Revenue FTE(1) ($ in millions) (1) (1) $0.7 $0.02 $80.4 $2.55 1.58% 1.29% 5.04% 3.61% 11.60% 13.07% 13.27% 1.58% 1.29% 5.04% 7.75% 12.76% 13.18% 13.54% YE14 YE15 YE16 YE17 YE18 YE19 YE20 ROATCE(1) Non-Adjusted Adjusted

GROWTH TRENDS $4.8 $4.7 $4.6 $4.8 $5.7 $5.9 $6.7 YE14 YE15 YE16 YE17 YE18 YE19 YE20 Total Assets $2.2 $2.6 $2.9 $3.2 $4.1 $4.4 $4.4 YE14 YE15 YE16 YE17 YE18 YE19 YE20 Total Loans $724.3 $553.3 $478.9 $482.0 $577.4 $651.4 $707.3 YE14 YE15 YE16 YE17 YE18 YE19 YE20 ($ in billions) ($ in billions) ($ in millions) Tangible Common Equity(2) 15 (1) (1)Includes PPP loans of $176.1 million (2)Represents a non-GAAP financial measure. See Appendix for a reconciliation of these measures. – Steadily growing our total assets and loans throughout the years

FOCUS ON EFFICIENCY – YTD efficiency ratio FTE of 60.6%, or 59.9% adjusted for $2.3 million of banking center consolidated-related expenses – Including the seven banking center consolidations announced in January 2021, we will have consolidated or sold 47 banking centers, or 46%, since 4Q11 16 4Q11 2Q21 Pro Forma 103 + 24 M&A(1) Banking Centers Opened Consolidations / Closures(2) Banking Center Roll-forward 82 + 2 - 47 (1)Includes our Peoples acquisition completed on January 1, 2018 and our Pine River acquisition completed on August 1, 2015 (2)Includes the consolidation of seven banking center locations announced in January 2021

17 CREDIT

UNIQUELY DIVERSIFIED $4.4 BILLION LOAN PORTFOLIO 18 COMMERCIAL, EXCLUDING PPP 66% of portfolio RESIDENTIAL REAL ESTATE 15% of portfolio CRE NON-OWNER OCCUPIED 14% of portfolio ‒ Granular and well-diversified loan portfolio ‒ Self-imposed concentration limits; majority of industry sectors limited to 5% or less of total loan commitments ‒ Industries requiring in-depth knowledge are managed by specialty banking teams, with dedicated specialist underwriters ‒ Fourth quarter average loan funding of $1.1 million ‒ Seasoned portfolio with average current LTV of 44% and average current FICO of 763 ‒ Fourth quarter average funding of $320 thousand; average FICO of 777 ‒ Non-owner occupied CRE just 84.3% of risk-based capital ‒ No property type composes more than 4% of total loans ‒ Only $2.3 million of unsecured consumer loans ‒ Minimal boat and RV exposure—$369 thousand ‒ $358.9 million funded; median loan size of $27 thousand ‒ $176.1 million in PPP loan balances remaining at 12/31/2020 PPP 4% of portfolio CONSUMER 1% of portfolio

COVID-19 HIGH IMPACT INDUSTRIES AS OF 12/31/20 RESTAURANTS OIL & GAS RETAILERS LOANS OUTSTANDING $209.9 MILLION $126.9 MILLION $29.4 MILLION OF TOTAL LOANS 4.8% OF TOTAL LOANS 2.9% OF TOTAL LOANS 0.7% CLIENTS 95 CLIENTS 157 QUICK SERVICE 80% ESSENTIAL BUSINESSES 58% AVERAGE SR DEBT TO CAP 34% NO NEW LOANS IN 5 YEARS COMMERCIAL MULTIFAMILY RETAIL HOTEL & LODGING INDUSTRIES AND LOAN TYPES WITH NO DIRECT EXPOSURE Aviation Cruise Lines Energy Services Auto Manufacturing/ Dealer Floor Plans Indirect Auto Car Leasing Hedge Funds Convention Centers Credit Cards Malls Taxi/Ride Share $181.2 MILLION $71.4 MILLION $51.9 MILLION OF TOTAL LOANS 4.2% CLIENTS 35 AVERAGE LTV 54% OF TOTAL LOANS 1.6% CLIENTS 27 AVERAGE LTV 60% OF TOTAL LOANS 1.2% CLIENTS 52 AVERAGE LTV 53% CRE NON-OWNER OCCUPIED CLIENTS 5 LOANS OUTSTANDING LOANS OUTSTANDING LOANS OUTSTANDING LOANS OUTSTANDING LOANS OUTSTANDING 19 HOSPITALS/ MEDICAL $207.8 MILLION OF TOTAL LOANS 4.8% MUNICIPAL CRITICAL ACCESS HOSPITALS 61% CLIENTS 163 LOANS OUTSTANDING

LOANS OUTSTANDING LOANS MODIFIED(1)(2) COMMERCIAL EXCLUDING PPP 2,868.0 66.0% 44.7 1.6% CRE NON-OWNER OCCUPIED 632.0 14.5% 126.4 20.0% RESIDENTIAL REAL ESTATE 658.6 15.1% 2.5 0.4% CONSUMER 19.0 0.4% -- TOTAL EXCLUDING PPP 4,177.6 96.0% 173.6 4.2% PPP 176.1 4.0% -- TOTAL LOANS 4,353.7 100.0% $ $ ‒ Modification requests handled individually on a relationship basis; weekly cash flow forecast monitoring implemented for business clients; and as appropriate, cash equity injections required ‒ Recognizing that certain clients could face a longer revenue recovery path, the Bank is working with these clients on re-stabilization structures, requiring additional cash equity injections and certain restrictive covenants COVID MODIFICATIONS AS OF 12/31/20 $ $ $ (MM) | % $ (MM) | %(3) 20 (1)Represents loans currently on a COVID-related modification plan as of December 31, 2020 (2)96% of our modifications require monthly interest payments (3)Loans modified as a percentage of total loan segment $

0.38% 0.16% YE17 YE18 YE19 YE20 Originated loan charge-offs Acquired loan charge-offs 0.53% 0.25% 0.26% 0.34% 0.46% 0.60% 0.40% 0.26% YE17 YE18 YE19 YE20* Non-performing loans Acquired non-performing loans and OREO Non-performing Asset Composition 21 ($ in millions) Non-performing Loans Net Charge-Offs(1) Total Classified Loans $35 $50 $38 $50 1.1% 1.2% 0.9% 1.2% YE17 YE18 YE19 YE20 Total classified loans % of total loans 0.99% 0.85% 0.66% – Ended 2020 with only three basis points of past dues of 30 days or greater, the lowest level in our company’s history – Allowance for loan losses coverage equal to 293% of non-performing loans – Acquisition fair value marks on acquired loans total $11.0 million, 4.5% of acquired loans or 0.25% of total loans 0.38% (1)As a % of average total loans 0.04% 0.20% 0.02% $21 $25 $22 $20 0.66% 0.60% 0.49% 0.47% / 0.49%* YE17 YE18 YE19 YE20 Non-performing loans Non-performing loans as a % of total loans 0.06% STRONG CREDIT QUALITY HISTORY * Excludes PPP loans 0.60%* * Excludes PPP loans. Non-performing assets to total loans and OREO totaled 0.58%

DRIVERS OF ALLOWANCE FOR CREDIT LOSSES 2020 Primary Changes All dollars in millions ALLL 12/31/2019 ACL 12/31/2020 Allowance required for acquired loan portfolio CECL Day 1 model impact Q1 – Q4 macro-economic variables $39.1 $59.8** $14.9 $3.5 CECL Day 1 Adjustment Q1-Q4 2020 Changes ALLL/Total Loans 0.88% ACL/Total Loans 1.37% / 1.43%* $2.3 * Excludes PPP loans ** Investment securities portfolio consists of U.S. agency mortgage backed securities requiring no ACL 22

23 BALANCE SHEET

Loan Composition ($4.4 Billion) $0.9 $1.0 $1.0 $1.2 $1.2 $1.2 FY14 FY15 FY16 FY17 FY18 FY19 FY20 SOLID LOAN GROWTH 24 – Portfolio built on a relationship banking strategy, with emphasis on depository and treasury management relationships – Self-imposed concentration limits; majority of industry sectors limited to 5% or less of total loan commitments – Industries requiring in-depth knowledge are managed by specialty banking teams, with dedicated specialist underwriters – New loan originations in 2020 totaled $1.2 billion, led by commercial loan originations of $807.3 million, which included PPP loan originations of $358.9 million. During the year, we took a careful approach to extending credit and focused on managing credit risk and yield ($ in billions) (1) Excludes loans held-for-sale $0.9 Total Loan Originations(1) Total Loans(1) 4Q14 4Q15 4Q16 4Q17 4Q18 4Q19 4Q20 $4.1 $3.2 $4.4 $2.9 $2.2 $2.6 $4.4 ($ in billions) Owner Occupied CRE 17% CRE 14% Resi Mortgage 15% Other Consumer 1% PPP 4% C & I 49%

$1.0 Billion Investment Portfolio(1) HIGH QUALITY, HIGHLY LIQUID INVESTMENT PORTFOLIO 25 U.S. Agency/Sponsored Agency MBS U.S. Agency/Sponsored Agency CMO Other – 99.7% of portfolio is U.S. agency/sponsored agency backed – 4Q20 yield of 1.58% – 36% of portfolio in Held-to-Maturity – Zero allowance for credit losses needed on investment securities portfolio, as portfolio is primarily backed by U.S. agencies (1) Excludes FHLB/FRB stock. 0.3% 48.6% 51.1%

Deposit Composition LOW COST TRANSACTION DEPOSITS 26 ($ in billions) $12.0 Growing Low Cost Transaction Accounts $12.0 $12.0 Strong Transaction Deposit Growth Low Cost Deposits $2.9 $3.5 $3.6 $4.2 $1.1 $1.1 $1.1 $1.0 YE17 YE18 YE19 YE20 Average Transaction Deposits Average Time Deposits 35% 39% 41% 47% 37% 37% 37% 36% 24% 21% 19% 14% 4% 3% 3% 3% $4.0 $4.5 $4.7 $5.7 0% 50% 100% YE17 YE18 YE19 YE20 Demand & NOW Savings & MM CDs < $250k CDs >= $250k Total 76% Non- Time 72% Non- Time 78% Non- Time 83% Non- Time 1.50% 2.50% 1.75% 0.25% 0.22% 0.25% 0.37% 0.27% 0.41% 0.45% 0.64% 0.45% FY17 FY18 FY19 FY20 Fed Funds rate Cost of transaction deposits Cost of deposits – Average transaction deposits increased 15.3% annualized, 4Q20 over 3Q20 – The mix of transaction deposits to total deposits improved 91 basis points to 82.6%, 4Q20 over 3Q20 – Cost of transaction deposits decreased three basis points, 4Q20 over 3Q20, to 0.15%

27 MANAGEMENT TEAM

EXPERIENCED MANAGEMENT TEAM Nicole Van Denabeele EVP, Chief Accounting Officer and President, Bank Midwest • 17 years of financial services experience • Controller at Polsinelli, PC • Senior Vice President, Assistant Controller at UMB Financial Corporation • Started career in public accounting at Deloitte, LLP Christopher Randall EVP, Commercial and Specialty Banking • 25+ years of banking experience • Previously Senior Managing Director, Specialty Banking since 2013 • Director and Founder of CoBiz Structured Finance • Executive of Marquette Financial Companies Patrick Sobers EVP, Business and Consumer Banking and President, Community Banks of Colorado • 30+ years of financial services experience • Several leadership positions at Bank of America, including serving as the Southeast Region’s Consumer Banking Executive; as Customer Service and Solutions Executive; as Premier Banking and Investments Regional Executive for Florida and Georgia (now Merrill Lynch Wealth Management); and as Tampa Market President Ruth Stevenson EVP, Chief Client Executive, Deposit Operations Executive and Regional President • 45+ years of financial services experience • Served in a number of roles with Peoples Bank over an 18-year period • Worked in a variety of roles, including President of a community bank, Director of Retail, Director of a mortgage division and Operations Manager for a mortgage division Brendan Zahl EVP, Residential Banking and Market President • 20+ years of banking experience • Retail, Commercial Deposit and Lending Management at Peoples National Bank; served as Peoples National Bank CEO from 2012-2017 • Progressive leadership growth during 10- year tenure at FirstBank 28 Tim Laney Chairman, President & CEO (39 years in banking) • Head of Business Services at Regions Financial, where he also led the transformation of wholesale lines of business • Senior management roles in small business, commercial banking, private banking, corporate marketing and change management and Management Operating Committee member at Bank of America; also served as President, Bank of America, Florida Richard Newfield Chief Risk Management Officer (36 years in banking) • Head of Business Services Credit at Regions Financial • Senior roles in risk management, credit, commercial banking, global bank debt and corporate marketing at Bank of America Aldis Birkans Chief Financial Officer (22 years in financial industry) • Senior Vice President, Treasurer at NBHC • Vice President, Assistant Treasurer at M&I Bank • Senior Vice President, Corporate and Investment Bank Treasury at Citigroup Angela Petrucci Chief Administrative Officer & General Counsel (19 years in legal and banking) • Senior Vice President, General Counsel at NBH Bank • In House Counsel at Accenture and an associate at Chapman and Cutler LLP • Started career as a commercial banker at First Chicago Bank (now JP Morgan Chase)

MANAGEMENT & DIRECTORS 29 NBHC MANAGEMENT & DIRECTORS BENEFICIAL OWNERSHIP(1) PERCENT OF CLASS(2) G. Timothy Laney 786,703 2.54% Aldis Birkans 54,261 0.18% Richard U. Newfield, Jr. 169,421 0.55% Angela Petrucci 8,771 0.03% Ralph W. Clermont 80,097 0.26% Robert E. Dean 34,927 0.11% Fred J. Joseph 15,496 0.05% Micho F. Spring 32,473 0.11% Burney S. Warren, III 36,173 0.12% Art Zeile 11,454 0.04% All current NBHC management and directors as a group (10 persons) 1,229,776 3.96% Beneficial Ownership (as of 12/31/20) (1) Includes unvested restricted shares for which the director or officer has voting power and shares issuable upon the exercise of options. Does not include unvested performance stock units. (2) Calculated in accordance with Item 403 of Regulation S-K, and based on 30,634,291 shares of Class A common stock outstanding and entitled to vote and 166,630 shares of unvested restricted stock entitled to vote.

30 CORPORATE GOVERNANCE OVERVIEW

BEST PRACTICES IN GOVERNANCE AND COMPENSATION Corporate Governance  Lead Independent Director with robust role and responsibilities  Majority independent Board  No short-selling, hedging, or pledging of NBHC shares (applies to all NBHC and NBH Bank insiders)  Annual election of Board members and say-on- pay vote  Fully independent Audit & Risk, Compensation, and Nominating & Governance Committees  Annual Director and Committee evaluation process  Board-adopted Code of Conduct that applies to all directors, officers, and employees  Published Corporate Governance Guidelines Executive Compensation  Provide the majority of compensation in the form of variable, performance-based elements  Ensure a strong link between financial and operational goals, shareholder value creation, and executive compensation  Conduct shareholder engagement on compensation- and governance-related issues, and respond to shareholder feedback as appropriate  Enforce stock ownership guidelines for executives (5x base salary for CEO and 4/2x base salary for other NEOs) and non-employee directors (5x annual Board cash retainer)  Provide for a clawback of incentive compensation in the event of a material restatement of financial or operating results  Impose a double-trigger change-in-control requirement before vesting of outstanding, unvested equity awards is accelerated  Use an independent compensation consultant  Conduct annual risk assessment of compensation program  Annual say-on-pay vote NBHC’s corporate governance policies and executive compensation practices support our business and align with best practices 31

OVERVIEW OF NBHC'S BOARD OF DIRECTORS



G. Timothy Laney
- President, CEO and Chairman
- Former Senior Executive Vice President and Head of Business Services at Regions Financial
- 24-year tenure at Bank of America, including as a member of Bank of America's Management Operating Committee



Ralph W. Clermont A* C N I
- Lead Independent Director
- Former Managing Partner of KPMG, St. Louis office
- Over 39 years of banking and audit experience



Robert E. Dean A C N* I
- Former Senior Managing Director of Ernst & Young Corporate Finance
- Practiced corporate, banking and securities law with Gibson, Dunn & Crutcher



Micho F. Spring A C I
- Chair of Global Corporate Practice at Weber Shandwick
- Formerly CEO of Boston Telecommunications Company
- Served four years as Deputy Mayor of Boston



Burney S. Warren A C* I
- Former Executive Vice President and Director of M&A for Branch Banking and Trust Company
- During his tenure at BB&T, Warren successfully completed over 50 bank and non-bank acquisitions



Art Zeile A N I
- Current CEO of DHI Group
- Extensive experience in software, telecommunications, internet, datacenter and security technologies, with a particular focus on cybersecurity
- Began career as an Officer in the U.S. Air Force



Fred J. Joseph A N I
- Financial services regulator for 30 years as the Banking and Securities Commissioner for the State of Colorado
- Member of the Investor Issues Committee for FINRA

C Compensation · N Governance & Nominating · A Audit & Risk
I Independent · * Committee Chair

[dashed box] **Appointed within last five years**

Robust Lead Director Responsibilities

- ✓ **Mr. Clermont presides at all Board meetings where Chairman is not present and all executive sessions of independent Directors**
- ✓ **Acts as liaison between Chairman and independent Directors**
- ✓ **Reviews and approves Board meeting agendas and information presented to Board**
- ✓ **Engages with major shareholders as needed**
- ✓ **As the independent Lead Director, Mr. Clermont is an ex officio member of all Board committees with full voting rights**

National Bank Holdings CORPORATION

32

4 3 7 6 4 7 3 2 CEO or President of Private or Public Company Other Public Board Experience Financial or Audit Background Banking Industry Marketing or Sales Background Community or Governmental Service Legal or Regulatory Experience IT, Cyber, or Telecom Background NBHC BOARD REPRESENTS A DIVERSE RANGE OF QUALIFICATIONS AND SKILLS 33 Experience or Expertise Number of Directors Experienced leaders capable of overseeing execution and challenging management Critical industry knowledge and involvement in local communities Critical to overseeing management’s execution of strategy

The Board is actively engaged in NBHC’s risk management. 34 BOARD’S ROLE IN OVERSIGHT OF RISK Robust Risk Oversight at Board Level Risk Board Oversight Actions Cybersecurity Evolving nature and complexity of the threats from organized cybercriminals and hackers NBHC Audit and Risk Committee is responsible for oversight of the Company’s operational (including cybersecurity) and reputational risks Employs detection and response mechanisms designed to contain and mitigate security incidents Human Capital/Diversity Stagnant, poorly diversified boards are not only concerning to shareholders, but are also viewed unfavorably by proxy advisers such as ISS and Glass Lewis NBHC Nominating and Governance Committee considers diversity in its assessment of potential nominees to the Board Extend focus on diversity and inclusion to Bank Board which is diverse in experience as well as race and gender Market/Credit Risk NBH’s business is highly susceptible to credit risk and market fluctuations in the value of real estate and other collateral NBHC Audit and Risk Committee is responsible for the oversight of the Company’s market, credit and liquidity risk Implements strict credit concentration limits by industry and real estate type, requires credit decisions to be made independent of bankers and line management, regularly reviews detailed credit reporting, including risk mitigation trends, and oversees credit stress testing twice a year. Adopts and oversees comprehensive liquidity and market risk policies Compensation Misalignment between the compensation program and business strategy can result in substantial risk for the Company and its shareholders NBHC Compensation Committee oversees compensation risk to identify any practices that present unacceptable risk to NBH Conducts annual risk assessment of compensation program

OVERVIEW OF NBH BANK BOARD OF DIRECTORS 35 NBH Bank Board Composition Aldis Birkans Chief Financial Officer Christopher Randall EVP, Head of Commercial & Specialty Banking Ralph Clermont (see Slide 32) Patrick Sobers EVP, Head of Business & Consumer Banking Fred Joseph (see Slide 32) Micho Spring (see Slide 32) Tim Laney President, CEO and Chairman Ruth Stevenson EVP, Chief Client Executive Richard Newfield Chief Risk Management Officer Brendan Zahl EVP, Head of Residential Banking Angela Petrucci Chief Administrative Officer – Our NBH Bank Board members participate in both the Audit and Risk Committee meetings and Board Meetings for National Bank Holdings Corporation to ensure an added level of compliance and oversight – Our Bank Board is diverse in experience as well as race and gender In addition to the NBHC Board, there is an added layer of oversight through the Board of Directors of NBH Bank, NBHC’s wholly-owned subsidiary

NBH’s executive compensation practices align management incentives with long-term shareholder interests 36 EXECUTIVE COMPENSATION PROGRAM Components of Executive Compensation (2020) 2020 Compensation Breakdown Additional Compensation Features Component Metrics Base Salary (Cash)  Reviewed annually  Increased only in limited circumstances (e.g., expanded job responsibilities) Annual Cash Incentive Award (At-Risk Cash)  2020 Corporate Measures(1):  Core Net Income (30%)  Asset Quality (20%)  Loan Growth (10%)  Total Deposit Growth (10%)  Enterprise Risk Management (15%)  Qualitative (15%) Long-Term Incentive Award (PSUs, Options & Restricted Stock)  Cumulative EPS*  3-year Relative TSR *For the 2020 award, the Committee utilized a Relative Return on Tangible Assets Metric in lieu of cumulative EPS Link to Strategy  Among other things, attract and retain executives capable of driving achievement of the Company’s strategic objectives  Ensure the goals and interests of management are aligned with those of our shareholders, clients, and communities we serve  Balance compensation to reward both short-term results and the strategic decisions and actions necessary to run a sustainable business and create long-term value  Motivate executives to deliver a high level of performance and achieve strategic goals within clear and acceptable risk parameters  Attract and retain highly qualified executives through a balance of cash and equity compensation  Financial metrics and relative targets established are a reflection of what Compensation Committee deems important to align the NEO’s performance with the achievement of the Company’s strategic goals and key long-term financial targets  Evaluate executive compensation and Company performance relative to peers  Stock Ownership Guidelines:  CEO: 5x base salary  NEOs: CFO (4x base salary), CRMO and CAO (2x base salary)  Clawback provisions in place to recover performance-based compensation from NEOs under certain circumstances  Usage of an independent compensation consultant (F.W. Cook)  Frequent outreach to shareholders  Greater emphasis on “at risk” pay since 2014 Compensation Metrics Tied to Long-Term Strategy CEO Other NEOs At Risk At Risk: 72% At Risk: 60% (1) Corporate measures apply to compensation of CEO, CFO, CRMO, and CAO; as a bank business line EVP, NEO Randall’s Annual Cash Incentive Award is based on the following measures: Direct Contribution (50%), Core Net Income (7.5%), Asset Quality (7.5%), Loan Growth (10%), Total Deposit Growth (10%), Enterprise Risk Management (7.5%), and Qualitative (7.5%). Long Term Incentive Award 40% Annual Cash Incentive Award 32% Base Salary 28% Long-Term Incentive Award 31% Annual Cash Incentive Reward 29% Base Salary 40%

Community Building  Our Corporate Social Responsibility strategy guides our focus to contribute to education, workforce development and affordable housing in our communities. We offer thought leadership, volunteerism and financial support for each of these causes across the numerous communities we serve.  To name a few, we support Habitat for Humanity, Junior Achievement, Women’s Employment Network, WIN for KC, Breakthrough Kent Denver and the Annual Martin Luther King Day luncheon, benefiting the Greater KC Metropolitan Community College system  The Annual Do More Charity Challenge, founded by NBH in 2015, has raised nearly $1.3 million since the event’s inception, benefiting numerous local charities in the Greater Denver and Greater Kansas City regions Health, Safety & Environment  Partner with Hope House, a nonprofit serving victims of domestic violence in Kansas City with a mission to stop the cycle of domestic violence and protect families - Honored with the Hope House’s 2019 Visionary of the Year award for our dedication and commitment  We give back to first responders to demonstrate our appreciation for keeping our communities safe  Sponsored the St. Jude Dream Home Giveaway in Colorado Springs, which supports St. Jude’s mission to find cures and save children with life-threatening diseases  Continuous focus on our environmental footprint by increasing energy efficiency and minimizing waste  Participated in and sponsored the Making Strides Against Breast Cancer Denver Walk, the Annual Walk to Defeat ALS, Ronald McDonald House Charities of Kansas City, Juvenile Diabetes Research Foundation, Children’s Mercy Hospital and the University of Kansas Hospital Breast Cancer Center  Serve as Presenting Sponsor of the Third Way Center’s event, True Grit, which raised over $500,000 to help disadvantaged, homeless, and mentally ill youth in Colorado  Third Way recognized our Chairman, President and CEO, Tim Laney, as its 2018 Community Award Recipient Diversity and Inclusion  Promote diversity and inclusion as important elements in building and sustaining a successful organization and positive, results-driven culture, including participation in the CEO Action for Diversity & Inclusion  Commitment to diversity and inclusion further evidenced by our Company-wide program developed to foster equality and leadership opportunities for the entire associate base, including events with keynote speakers, panels and Q&A forums  NBH Bank Board diverse in experience and both racial and gender diversity  Our leadership teams play an integral part in championing women in business by hosting networking events, serving on panels that foster understanding and engagement and sponsoring relevant events, such as the ATHENA leadership awards NBH has a long-standing commitment to corporate social responsibility in all of its business activities 37 CORPORATE SOCIAL RESPONSIBILITY AT NBH

38 APPENDIX

RECONCILIATION OF NON-GAAP MEASURES

($ in millions, except per share)

Return on Average Tangible Assets and Return on Average Tangible Equity	31-Dec-20	31-Dec-19	31-Dec-18	31-Dec-17	31-Dec-16	31-Dec-15	31-Dec-14
				As of and for the years ended			
Net income	$ 88.6	$ 80.4	$ 61.5	$ 14.6	$ 23.1	$ 4.9	$ 9.2
Add: impact of core deposit intangible amortization expense, after tax	0.9	0.9	1.6	3.3	3.3	3.3	3.3
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$ 89.5	$ 81.3	$ 63.1	$ 17.8	$ 26.4	$ 8.2	$ 12.4
Average assets	$ 6,326.3	$ 5,837.1	$ 5,607.5	$ 4,705.2	$ 4,652.0	$ 4,831.1	$ 4,867.9
Less: average goodwill and core deposit intangible, net of deferred tax asset related to goodwill	(114.0)	(116.1)	(188.5)	(53.0)	(60.0)	(66.5)	(73.1)
Average tangible assets (non-GAAP)	$ 6,212.2	$ 5,721.0	$ 5,489.0	$ 4,652.3	$ 4,592.0	$ 4,764.5	$ 4,794.9
Average shareholders' equity	$ 788.3	$ 737.9	$ 662.4	$ 546.7	$ 583.7	$ 701.5	$ 860.7
Less: average goodwill and core deposit intangible, net of deferred tax asset related to goodwill	$ (114.0)	$ (116.1)	(118.5)	(53.0)	(60.0)	(66.5)	(73.1)
Average tangible common equity (non-GAAP)	$ 674.3	$ 621.8	$ 543.9	$ 493.8	$ 523.7	$ 634.9	$ 787.6
Return on average assets	1.40%	1.38%	1.10%	0.31%	0.50%	0.10%	0.19%
Return on average tangible assets (non-GAAP)	1.44%	1.42%	1.15%	0.38%	0.57%	0.17%	0.26%
Return on average equity	11.24%	10.89%	9.28%	2.67%	3.95%	0.70%	1.07%
Return on average tangible common equity (non-GAAP)	13.27%	13.07%	11.60%	3.61%	5.04%	1.29%	1.58%

Fully Taxable Equivalent Net Interest Margin	As of and for the year ended 31-Dec-20
Net interest income	$ 192.9
Add: impact of taxable equivalent adjustment	5.1
Net interest income, fully taxable equivalent (non-GAAP)	$ 198.0
Average earning assets	$ 5,795.9
Net interest margin	3.33%
Net interest margin, fully taxable equivalent (non-GAAP)	3.42%

National Bank Holdings Corporation

39

RECONCILIATION OF NON-GAAP MEASURES (cont'd)

($ in millions, except per share)

	As of and for the years ended			
Adjusted Financial Results	**31-Dec-20**	**31-Dec-19**	**31-Dec-18**	**31-Dec-17**
Adjustments to net income:				
Net income	$ 88.6	$ 80.4	$ 61.5	$ 14.6
Adjustments [1][2]	1.8	0.7	6.3	20.4
Adjusted net income (non-GAAP)	$ 90.4	$ 81.1	$ 67.8	$ 35.0
Adjustments to earnings per share:				
Earnings per share - diluted	$ 2.85	$ 2.55	$ 1.95	$ 0.53
Adjustments [1]	0.06	$ 0.02	0.21	0.73
Adjusted earnings per share - diluted (non-GAAP)	$ 2.91	$ 2.57	$ 2.16	$ 1.26
Adjustments to return on average tangible assets:				
Adjusted net income (non-GAAP)	$ 90.4	$ 81.1	$ 67.8	$ 35.0
Add: impact of core deposit intangible amortization expense, after tax	0.9	0.9	1.6	3.3
Net income adjusted for impact of core deposit intangible amortization expense, after tax	91.3	82.0	69.4	38.3
Average tangible assets (non-GAAP)	6,212.2	5,721.0	5,489.0	4,652.3
Adjusted return on average tangible assets (non-GAAP)	1.47%	1.43%	1.26%	0.82%
Adjustments to return on average tangible common equity:				
Net income adjusted for impact of core deposit intangible amortization expense, after tax	$ 91.3	$ 82.0	$ 69.4	$ 38.3
Average tangible common equity (non-GAAP)	674.3	621.8	543.9	493.8
Adjusted return on average tangible common equity (non-GAAP)	13.54%	13.18%	12.76%	7.75%
[1]Adjustments:				
Non-interest expense adjustments:				
Banking center consolidation-related expenses	$ 2.3	$ 0.9	$ -	$ -
Acquisition-related expenses[3]	-	-	8.0	2.7
Tax reform bonuses[4]	-	-	-	0.5
Total pre-tax adjustments (non-GAAP)	2.3	0.9	8.0	3.2
Collective tax expense impact	(0.5)	(0.2)	(1.6)	(1.2)
Deferred tax asset re-measurement	-	-	-	18.5
Adjustments (non-GAAP)	$ 1.8	$ 0.7	$ 6.3	$ 20.4

[2]Non-GAAP adjustments presented for the year ended December 31, 2019 have been updated to conform to the current period presentation
[3]Represents non-recurring acquisition expense related to the Peoples acquisition
[4]Represents a special $1,000 bonus payment to 491 associates made in connection with the Tax Cuts and Jobs Act enacted in 2017

National Bank Holdings CORPORATION

40

RECONCILIATION OF NON-GAAP MEASURES (cont'd)

($ in millions, except per share)

Efficiency Ratio	31-Dec-20	31-Dec-19	31-Dec-18	31-Dec-17	31-Dec-16	31-Dec-15	31-Dec-14
	As of and for the years ended						
Net interest income	$ 192.9	$ 205.8	$ 197.4	$ 146.3	$ 145.6	$ 156.9	$ 170.2
Add: impact of taxable equivalent adjustment	5.1	5.1	4.5	5.9	4.1	2.7	0.9
Net interest income, FTE (non-GAAP)	$ 198.0	$ 210.9	$ 201.9	$ 152.2	$ 149.7	$ 159.6	$ 171.2
Non-interest income	$ 140.3	$ 82.8	$ 70.8	$ 39.2	$ 40.0	$ 21.4	$ (1.7)
Non-interest expense	$ 206.2	$ 180.7	$ 189.3	$ 136.7	$ 136.0	$ 158.0	$ 150.0
Less: core deposit intangible asset amortization	(1.2)	(1.2)	(2.2)	(5.3)	(5.5)	(5.4)	(5.3)
Non-interest expense, adjusted for CDI amortization	$ 205.0	$ 179.6	$ 187.2	$ 131.3	$ 130.5	$ 152.6	$ 144.7
Non-interest expense, adjusted for CDI amortization	$ 205.0	$ 179.6	$ 187.2	$ 131.3	$ 130.5	$ 152.6	$ 144.7
Banking center consolidation-related expenses	(2.3)	(0.9)	-	-	-	-	-
Adjusted non-interest expense (non-GAAP)	$ 202.6	$ 178.7	$ 187.2	$ 131.3	$ 130.5	$ 152.6	$ 144.7
Efficiency ratio	61.52%	62.22%	69.78%	70.80%	70.30%	85.55%	85.82%
Efficiency ratio FTE (non-GAAP)	60.59%	61.15%	68.64%	68.63%	68.79%	84.28%	85.35%
Adjusted efficiency ratio FTE (non-GAAP)	59.90%	60.84%	68.64%	68.63%	68.79%	84.28%	85.35%

Pre-provision net revenue, FTE	31-Dec-20	31-Dec-19	31-Dec-18	31-Dec-17	31-Dec-16	31-Dec-15	31-Dec-14
	As of and for the years ended						
Net interest income	$ 192.9	$ 205.8	$ 197.4	$ 146.3	$ 145.6	$ 156.9	$ 170.2
Add: impact of taxable equivalent adjustment	5.1	5.1	4.5	5.9	4.1	2.7	0.9
Net interest income, FTE (non-GAAP)	$ 198.0	$ 210.9	$ 201.9	$ 152.2	$ 149.7	$ 159.6	$ 171.2
Non-interest income	140.3	82.8	70.8	39.2	40.0	21.4	(1.7)
Non-interest expense	(206.2)	(180.7)	(189.3)	(136.7)	(136.0)	(158.0)	(150.0)
Pre-provision net revenue, FTE (non-GAAP)	$ 132.1	$ 112.9	$ 83.4	$ 54.7	$ 53.7	$ 23.1	$ 19.5

National Bank Holdings CORPORATION
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Tangible Common Book Value Ratios 31-Dec-20 31-Dec-19 31-Dec-19 31-Dec-18 31-Dec-16 31-Dec-15 31-Dec-14 Total shareholders' equity 820.7 $ 766.9 $ 695.0 $ 532.4 $ 536.2 $ 617.5 $ 794.6 $ Less: goodwill and core deposit intangibles, net (122.6) (123.8) (124.9) (61.2) (66.6) (72.1) (76.5) Add: deferred tax liability related to goodwill 9.2 8.2 7.3 10.9 9.3 7.8 6.2 Tangible common equity (non-GAAP) 707.3 $ 651.4 $ 577.4 $ 482.0 $ 478.9 $ 553.3 $ 724.3 $ Total assets 6,660.0 $ 5,895.5 $ 5,676.7 $ 4,843.5 $ 4,573.0 $ 4,683.9 $ 4,819.6 $ Less: goodwill and core deposit intangibles, net (122.6) (123.8) (124.9) (61.2) (66.6) (72.1) (76.5) Add: deferred tax liability related to goodwill 9.2 8.2 7.3 10.9 9.3 7.8 6.2 Tangible assets (non-GAAP) 6,546.5 $ 5,780.0 $ 5,559.1 $ 4,793.1 $ 4,515.8 $ 4,619.6 $ 4,749.4 $ Total shareholders' equity to total assets 12.32% 13.01% 12.24% 10.99% 11.72% 13.18% 16.49% Tangible common equity to tangible assets (non-GAAP) 10.80% 11.27% 10.39% 10.06% 10.61% 11.98% 15.25% As of and for the years ended 42 ($ in millions, except per share) RECONCILIATION OF NON-GAAP MEASURES (cont’d)